Herc Holdings Reports Third Quarter Results; First Quarter Operating as Stand-alone Company

- Achieves 7.2% rental revenue growth in key markets
- Reports year-over-year pricing improvement of 1.8% in key markets and 0.5% overall
- Affirms full year 2016 guidance of $520 to $560 million in adjusted EBITDA

Bonita Springs, Fla, November 8, 2016 -- Herc Holdings Inc. (NYSE: HRI) ("Herc Holdings" or the "Company") today reported financial results for the third quarter ended September 30, 2016. Equipment rental revenues were $360.3 million and total revenues were $403.6 million in the third quarter of 2016 compared with $373.2 million and $431.8 million, respectively, for the same period last year. The Company reported third quarter net income of $3.0 million, or $0.11 per diluted share, compared to $20.8 million, or $0.69 per diluted share, for the same period last year.

Year-over-year comparisons were primarily affected by the absence of operations in France and Spain which were divested in October 2015, continuing headwinds in upstream oil and gas markets and spin-off costs.

"We continued to make good progress on our strategic initiatives in our first quarter as a stand-alone public company and remain confident that we are on track to achieve our long term operational and financial performance targets," said Larry Silber, president and chief executive officer. "Of note, for the third quarter, in our key markets we achieved rental revenue growth of 7.2% and realized improved pricing of 1.8%.

"The ongoing rollout of our ProContractor Tools and ProSolutions equipment and services continues to expand and diversify our fleet and revenue mix and contributed to improved pricing during the quarter. Our focus on operating efficiency produced another solid quarter in fleet available for rent, which enables us to meet more of our customers' equipment needs. Overall, our third quarter performance reinforced our confidence in our business strategy, our people and the growth opportunities ahead,” said Silber.

Third Quarter Highlights

•
Equipment rental revenue in the third quarter of 2016 was $360.3 million compared to $373.2 million in the prior year quarter, a decline of 3.5%, which was attributable to divested foreign operations and the impact of foreign currency. Revenue growth in key markets offset the impact of lower revenues in upstream oil and gas markets.

◦
Excluding divested foreign operations and currency, equipment rental revenue in key markets increased 7.2% and accounted for 84% of the total. Key markets are defined as markets we currently serve outside of upstream oil and gas markets.

•	Pricing in key markets increased 1.8% and overall pricing increased 0.5% in the third quarter compared to the same period in 2015.

•
Adjusted EBITDA in the third quarter was $152.1 million, a decline of $8.0 million or 5.0%, versus the prior year period due primarily to divested foreign operations and currency. Growth in key markets more than offset the impact of lower results in upstream oil and gas markets. See page A-4 for a description of the items excluded in calculating adjusted EBITDA.

•	Continued improvement in branch operating efficiencies reduced average fleet unavailable for rent (“FUR”) to 13.0% in the month of September 2016 compared with 13.8% in September 2015.

•
Dollar utilization increased to 35.4% in the third quarter of 2016, an improvement of 190 basis points from the second quarter. Compared with the third quarter of 2015, dollar utilization declined 60 basis points, impacted by lower results in upstream oil and gas markets.

•
Interest expense in the third quarter was $32.3 million, an increase of $23.0 million compared with the prior year period, reflecting the first full quarter of interest expense related to the Company's debt on a stand-alone basis.

•
Spin-off costs totaled $10.8 million for the third quarter of 2016 compared with $4.0 million in the comparable period in 2015. The increase was related primarily to higher IT and professional expenses incurred in connection with the June 30, 2016 separation from the Hertz car rental business.

Nine Months Highlights

•
Equipment rental revenue in the nine months of 2016 was $996.0 million compared with $1.05 billion in the comparable period in 2015, a decline of 5.4%, which was attributable to divested foreign operations and currency. Revenue growth in key markets offset lower revenues in upstream oil and gas markets.

◦	Excluding divested foreign operations and currency, equipment rental revenue in key markets increased 8.9% and accounted for 83.0% of the total.

•	Pricing in key markets improved 1.7% and overall pricing was flat in the 2016 nine-month period compared to the same period in 2015.

•	Net loss in the nine months of 2016 was $6.5 million compared to net income of $33.1 million for the same period last year.

•
Adjusted EBITDA for the nine-month period was $390.5 million, a decline of $46.3 million or 10.6% versus the prior year period, which was attributable to divested foreign operations and currency, losses related to the sale of revenue earning equipment, most of which occurred in the first half of 2016, and lower results from upstream oil and gas markets. Results in key markets offset most of the decline in upstream oil and gas markets. See page A-4 for a description of the items excluded in calculating adjusted EBITDA.

•	Interest expense in the nine-month period was $52.1 million, an increase of $24.3 million compared with the prior year, reflecting the increase in the Company's debt on a stand-alone basis.

•
Spin-off costs totaled $37.7 million for the nine months of 2016 compared with $19.7 million in the comparable period in 2015. The increase was related primarily to higher IT and professional expenses incurred in connection with the June 30, 2016 separation from the Hertz car rental business.

Capital Expenditures -- Fleet

•	The Company reported net fleet capital expenditures of $360 million for the nine-month period, on track with its full year guidance. See page A-5 for the calculation of net fleet capital expenditures.

•
At September 30, 2016, the Company had rental equipment of approximately $3.62 billion, at original equipment cost (OEC). The average OEC for the third quarter increased 4.4% compared to the prior year period.

2016 Guidance

The Company affirmed its full year 2016 guidance.

•	Adjusted EBITDA is expected to be in the range of $520 to $560 million.

•	Net fleet capital expenditures are expected to be in the range of $375 million to $400 million.

The Company does not provide forward-looking guidance for certain financial measures on a GAAP basis or a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP reported financial measures on a forward-looking basis because it is unable to predict certain items contained in the GAAP measures without unreasonable efforts. Certain items that impact net income (loss) cannot be predicted with reasonable certainty, such as restructuring and restructuring related charges, special tax items, borrowing levels (which affect interest expense), gains and losses from asset sales, the ultimate outcome of pending litigation and spin-related costs.

Earnings Call and Webcast Information

Herc Holdings' third quarter 2016 earnings webcast will be held on November 8, 2016, at 8:30 a.m. U.S. Eastern Time. Interested U.S. parties may call +1-877-883-0383 and international participants should call + 1-412-902-6506, using the access code: 5760622. Please dial in at least 10 to 15 minutes before the call start time to ensure that you are connected to the call and to register your name and company.

Those who wish to listen to the live conference call and view the accompanying presentation slides should visit the Events and Presentations tab of the Investor Relations section of the Company's website at IR.HercRentals.com. The press release and presentation slides for the call will be posted to this section of the website prior to the call.

A replay of the conference call will be available via webcast on the company website at IR.HercRentals.com, where it will be archived for 12 months after the call. A telephonic replay will be available for one week. To listen to the archived call by telephone, U.S. participants should dial + 1-877-344-7529 and international participants + 1-412-317-0088 and enter conference ID number 10094394.

About Herc Holdings Inc.
Herc Holdings Inc., which operates through its Herc Rentals Inc. subsidiary, is one of the leading equipment rental suppliers with approximately 270 company-operated locations, principally in North America. With more than 50 years of experience, Herc Holdings is a full-line equipment-rental supplier in key markets, including commercial and residential construction, industrial and manufacturing, civil infrastructure, automotive, government and municipalities, energy, remediation, emergency response, facilities, entertainment and agriculture, as well as refineries and petrochemicals. The equipment rental business is supported by ProSolutionsTM (our industry specific solutions-based services), and our professional grade tools, commercial vehicles, pump, power and climate control product offerings, all of which are aimed at helping customers work more efficiently, effectively and safely. The Company has approximately 4,600 employees. Herc Holdings’ 2015 total revenues were nearly $1.7 billion. All references to “Herc Holdings” or the “Company” in this press release refer to Herc Holdings Inc. and its subsidiaries, unless otherwise indicated. For more information on Herc Holdings and its products and services, visit: www.HercRentals.com.

Basis of Presentation
The financial information included in this press release is based upon the condensed consolidated and combined financial statements of the Company which are presented on a basis of accounting that reflects a change in reporting entity and have been adjusted for the effects of the spin-off from The Hertz Corporation. These financial statements and financial information represent only those operations, assets, liabilities and equity that form Herc Holdings on a stand-alone basis. Since the spin-off occurred on June 30, 2016, the financial statements represent the carve-out financial results for the Company for the first six months of 2016, including spin-off impacts through June 30, 2016, and actual results for the three months ended September 30, 2016. All prior period amounts represent carve-out financial results.

Forward-Looking Statements
This release contains statements that are not statements of historical fact, but instead are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers not to place undue reliance on these statements, which speak only as of the date hereof. There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from those suggested by our forward-looking statements, including those set forth in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2016 (the “Second Quarter Form 10-Q”) in Part II under Item 1A “Risk Factors”, including:

•
Risks related to the spin-off and our separation from Hertz Car Rental Holdings Company, Inc. ("New Hertz"), such as: we have limited operating history as a stand-alone public company, and our historical financial information is not necessarily representative of the results that we would have achieved as a separate, publicly traded company for periods prior to July 1, 2016, and may not be a reliable indicator of our future results; we continue to incur significant charges in connection with the spin-off as well as incremental costs as a stand-alone public company; the loss of the Hertz brand and reputation could adversely affect our ability to attract and retain customers; we may experience increased costs resulting from a decrease in purchasing power; the liabilities we have assumed in connection with the spin-off could have a material adverse effect on our business, financial condition and results of operations; we may not achieve some or all of the expected benefits of the spin-off and our assets and resources may not be sufficient for us to operate as a stand-alone company; if there is a determination that any portion of the spin-off transaction is taxable for U.S. federal income tax purposes then we and our stockholders could incur significant tax liabilities, and we could also incur indemnification liability if we are determined to have caused the spin-off to become taxable; our ability to engage in financings, acquisitions and other strategic transactions using equity securities is limited due to the tax treatment of the spin-off; if New Hertz fails to pay its tax liabilities under the tax matters agreement, we could incur significant tax liability; the spin-off may be challenged by creditors as a fraudulent transfer or conveyance; and if the spin-off is not a legal dividend, it could be held invalid by a court and have a material adverse effect on our business, financial condition and results of operations;

•
Risks related to the restatement of financial statements previously issued by Hertz Global Holdings, Inc. (in its form prior to the spin-off, “Hertz Holdings”) and material weaknesses in our internal control over financial reporting, including that: we continue to expend significant costs and devote management time and attention and other resources to matters related to the restatement; the restatement could expose us to additional risks that could materially adversely affect our financial position, results of operations and cash flows; we have identified material weaknesses in our internal control over financial reporting that may adversely affect our ability to report our financial condition and results of operations in a timely and accurate manner, which may adversely affect investor confidence in us and, as a result, the value of our common stock, and we may identify additional material weaknesses and significant deficiencies as we continue to assess our processes and controls as a stand-alone company in the equipment rental business with lower thresholds of materiality; and the restatement has resulted in government investigations, books and records demands, and private litigation and could result in government enforcement actions and private litigation that could have a material adverse impact on our results of operations, financial condition, liquidity and cash flows;

•	Business risks could have a material adverse effect on our business, results of operations, financial condition and/or liquidity, including:

◦
the cyclicality of our business, a slowdown in economic conditions or adverse changes in the economic factors specific to the industries in which we operate, such as recent declines in oil prices further negatively impacting the upstream oil and gas industry and extending to other markets we service;

◦
the dependence of our business on the levels of capital investment and maintenance expenditures by our customers, which in turn are affected by numerous factors, including the state of domestic and global economies, global energy demand, the cyclical nature of their markets, their liquidity and the condition of global credit and capital markets;

◦	intense competition in the industry, including from our own suppliers, that may lead to downward pricing;

◦	any occurrence that disrupts rental activity during our peak periods given the seasonality of the business, especially in the construction industry;

◦	doing business in foreign countries exposes us to additional risks such as those under anticorruption, competition, economic sanctions and anti-boycott regulations;

◦	an impairment of our goodwill or our indefinite lived intangible assets could have a material non-cash adverse impact;

◦
our success as an independent company will depend on our new senior management team, the ability of other new employees to learn their new roles, and our ability to attract key personnel and to retain key members of our senior management team and other key personnel;

◦	some or all of our deferred tax assets could expire if we experience an “ownership change” as defined in the Internal Revenue Code;

◦	we may experience fluctuations in our tax obligations and effective tax rate;

◦
changes in the legal and regulatory environment including with respect to taxes, consumer rights, privacy, data security and employment matters could disrupt our business and increase our expenses; and

◦
other operational risks such as: any decline in our relations with our key national or industrial account customers or the amount of equipment they rent from us; any inability to accurately estimate future levels of rental activity and adjust the size and mix of our fleet accordingly; any inability to purchase adequate supplies of competitively priced equipment or to collect on amounts owed by customers; our equipment rental fleet is subject to residual value risk upon disposition; we may not be successful implementing our strategy of further reducing operating costs and our cost reduction initiatives may have adverse consequences; we may be unable to protect our trade secrets and other intellectual property rights; we may fail to respond adequately to changes in technology and customer demands; our business is heavily reliant upon communications networks and centralized information technology systems and the concentration of our systems creates risks for us; failure to maintain, upgrade and consolidate our information technology networks could adversely affect us; the misuse or theft of information we possess, including as a result of cyber security breaches, could harm our brand, reputation or competitive position; we may face issues with our union employees; we are exposed to a variety of claims and losses arising from our operations, and our insurance may not cover all or any portion of such claims; environmental, health and safety laws and regulations could adversely affect us; and decreases in government spending may have an adverse effect on us;

•
Risks related to our substantial indebtedness, such as: our substantial level of indebtedness could materially adversely affect our financial condition and ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry or materially adversely affect our results of operations, cash flows, liquidity and ability to compete; the secured nature of our indebtedness, which is secured by substantially all of our consolidated assets, could materially adversely affect our business and holders of our debt and equity; an increase in interest rates or in our borrowing margin would increase the cost of servicing our debt and could reduce our profitability; and any additional debt we incur could further exacerbate these risks;

•
Risks related to the securities market and ownership of our stock, including that: an active trading market for our common stock may not be sustained and the market price of our common stock may fluctuate significantly; our accounting and other management systems and resources may not be adequately prepared to meet the ongoing reporting and corporate governance requirements; the market price of our common stock could decline as a result of the sale or distribution of a large number of shares of our common stock or the perception that a sale or distribution could occur; and provisions of our governing documents could discourage potential acquisition proposals and could deter or prevent a change in control; and

•	Other risks and uncertainties set forth in the Second Quarter Form 10-Q and in our other filings with the Securities and Exchange Commission.

All forward-looking statements are expressly qualified in their entirety by such cautionary statements. We do not undertake any obligation to release publicly any update or revision to any of the forward-looking statements.

Reconciliation to GAAP
In addition to results calculated according to accounting principles generally accepted in the United States (“GAAP”), the Company has provided certain information in this release which is not calculated according to GAAP (“non-GAAP”), such as adjusted EBITDA. Management uses these non-GAAP measures to evaluate operating performance and period-over-period performance of our core business without regard to potential distortions, and believes that investors will likewise find these non-GAAP measures useful in evaluating the Company’s performance. These measures are frequently used by security analysts, institutional investors and other interested parties in the evaluation of companies in our industry.

Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to similarly titled measures of other companies. For the definitions of these terms, further information about management’s use of these measures as well as a reconciliation of these non-GAAP measures to the most comparable GAAP financial measures, please see the supplemental schedules that accompany this release.

(See Accompanying Tables)

HERC HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEETS
Unaudited
(In millions)

	September 30, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$51.9	$15.7
Restricted cash and cash equivalents	4.7	16.0
Receivables, net of allowance	290.0	287.8
Inventories, net	24.5	22.3
Prepaid expenses and other current assets	19.7	19.7
Total current assets	390.8	361.5
Revenue earning equipment, net	2,487.1	2,382.5
Property and equipment, net	270.2	246.6
Goodwill and other intangible assets, net	394.7	391.5
Other long-term assets	35.2	14.9
Total assets	$3,578.0	$3,397.0
LIABILITIES AND EQUITY
Current maturities of long-term debt	$15.5	$10.2
Loans payable to affiliates	—	73.2
Accounts payable	262.9	109.5
Accrued liabilities	102.5	47.8
Taxes payable	12.3	41.6
Total current liabilities	393.2	282.3
Long-term debt	2,124.4	53.3
Deferred taxes	666.7	727.3
Other long-term liabilities	41.3	32.1
Total liabilities	3,225.6	1,095.0
Total equity	352.4	2,302.0
Total liabilities and equity	$3,578.0	$3,397.0

HERC HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
Unaudited
(In millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues:
Equipment rentals	$360.3	$373.2	$996.0	$1,052.5
Sales of revenue earning equipment	24.9	30.4	94.0	124.5
Sales of new equipment, parts and supplies	15.7	25.3	50.9	68.2
Service and other revenues	2.7	2.9	8.7	10.6
Total revenues	403.6	431.8	1,149.6	1,255.8
Expenses:
Direct operating	169.6	185.7	487.3	538.2
Depreciation of revenue earning equipment	89.1	87.9	255.1	257.6
Cost of sales of revenue earning equipment	27.5	28.7	111.6	110.4
Cost of sales of new equipment, parts and supplies	12.1	20.6	39.2	54.3
Selling, general and administrative	67.0	62.8	200.5	206.0
Restructuring	0.1	2.5	3.5	3.5
Interest expense, net	32.3	9.3	52.1	27.8
Other income, net	(0.8)	(1.2)	(2.2)	(3.8)
Total expenses	396.9	396.3	1,147.1	1,194.0
Income before income taxes	6.7	35.5	2.5	61.8
Income tax expense	(3.7)	(14.7)	(9.0)	(28.7)
Net income (loss)	$3.0	$20.8	$(6.5)	$33.1
Weighted average shares outstanding:
Basic	28.3	30.3	28.3	30.5
Diluted	28.3	30.3	28.3	30.5
Earnings (loss) per share:
Basic	$0.11	$0.69	$(0.23)	$1.09
Diluted	$0.11	$0.69	$(0.23)	$1.09

HERC HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOW
Unaudited
(In millions)

	Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities:
Net income (loss)	$(6.5)	$33.1
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation of revenue earning equipment	255.1	257.6
Depreciation of property and equipment	29.1	30.3
Amortization of other intangible assets	3.8	27.8
Amortization of deferred financing costs	4.2	3.4
Stock-based compensation charges	3.8	2.3
Provision for receivables allowance	24.4	29.6
Loss (gain) on sale of revenue earning equipment, net	17.6	(14.2)
Gain on sale of property and equipment	(0.8)	(1.2)
Other, net	8.9	(1.5)
Changes in assets and liabilities:
Receivables	(40.4)	(20.8)
Inventories, prepaid expenses and other assets	(11.4)	(16.0)
Accounts payable	25.1	5.9
Accrued liabilities and other long-term liabilities	56.3	6.7
Taxes receivable and payable	1.7	34.0
Net cash provided by operating activities	370.9	377.0
Cash flows from investing activities:
Revenue earning equipment expenditures	(325.7)	(537.8)
Proceeds from disposal of revenue earning equipment	99.0	126.8
Property and equipment expenditures	(29.2)	(67.1)
Proceeds from disposal of property and equipment	4.1	7.9
Other investing activities, net	11.3	6.2
Net cash used in investing activities	(240.5)	(464.0)
Cash flows from financing activities:
Proceeds from issuance of long-term debt and revolving line of credit	2,881.0	1,455.6
Repayments on revolving line of credit	(794.0)	(1,546.4)
Net financing activities with THC and affiliates	(2,140.9)	438.3
Payment of debt issuance costs	(41.5)	—
Purchase of treasury stock	—	(261.7)
Other financing activities, net	0.8	(11.1)
Net cash provided by (used in) financing activities	(94.6)	74.7
Effect of foreign exchange rate changes on cash and cash equivalents	0.4	(3.0)
Net increase (decrease) in cash and cash equivalents during the period	36.2	(15.3)
Cash and cash equivalents at beginning of period	15.7	18.9
Cash and cash equivalents at end of period	$51.9	$3.6

HERC HOLDINGS INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
EBITDA AND ADJUSTED EBITDA RECONCILIATIONS
Unaudited

EBITDA and Adjusted EBITDA are not recognized terms under GAAP and should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP. Further, since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies.

EBITDA and Adjusted EBITDA - EBITDA represents the sum of net income (loss), provision for income taxes, interest expense, net, depreciation of revenue earning equipment and non-rental depreciation and amortization. Adjusted EBITDA represents EBITDA plus the sum of merger and acquisition related costs, restructuring and restructuring related charges, spin-off costs, non-cash stock based compensation charges, loss on extinguishment of debt, and impairment charges. Management uses EBITDA and adjusted EBITDA to evaluate operating performance and period-over-period performance of our core business without regard to potential distortions, and believes that investors will likewise find these non-GAAP measures useful in evaluating the Company's performance. These measures are frequently used by security analysts, institutional investors and other interested parties in the evaluation of companies in our industry. However, EBITDA and Adjusted EBITDA do not purport to be alternatives to net earnings as an indicator of operating performance. Additionally, neither measure purports to be an alternative to cash flows from operating activities as a measure of liquidity, as they do not consider certain cash requirements such as interest payments and tax payments. The reconciliation of EBITDA and Adjusted EBITDA to net income (loss) is presented below (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net income (loss)	$3.0	$20.8	$(6.5)	$33.1
Provision for income taxes	3.7	14.7	9.0	28.7
Interest expense, net	32.3	9.3	52.1	27.8
Depreciation of revenue earning equipment	89.1	87.9	255.1	257.6
Non-rental depreciation and amortization	11.8	20.2	32.9	58.1
EBITDA	139.9	152.9	342.6	405.3
Restructuring charges	0.1	2.5	3.5	3.5
Restructuring related charges (1)	0.2	(0.1)	2.9	6.6
Spin-Off costs	10.8	4.0	37.7	19.7
Non-cash stock-based compensation charges	1.1	1.4	3.8	2.3
Other	—	(0.6)	—	(0.6)
Adjusted EBITDA	$152.1	$160.1	$390.5	$436.8
(1) Represents incremental costs incurred directly supporting restructuring initiatives.

HERC HOLDINGS INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
NET REVENUE EARNING EQUIPMENT EXPENDITURES
Unaudited

	Nine Months Ended September 30,
(in millions)	2016	2015
Expenditures:
Revenue earning equipment expenditures (cash flow basis)	$325.7	$537.8
Purchases of revenue earning equipment in accounts payable	119.1	1.2
Total revenue earning equipment expenditures	444.8	539.0

Disposals:
Disposals of revenue earning equipment (cash flow basis)	(99.0)	(126.8)
Net reduction of accounts receivable balances during the period	14.6	9.7
Revenue earning equipment disposals	(84.4)	(117.1)
Net revenue earning equipment expenditures	$360.4	$421.9